Exhibit 99.1
Electric City Corp. Announces Closing of Parke P.A.N.D.A. Corporation
Acquisition and $17.875 Million Corporate Funding Transaction
Acquisition Adds Growing, Profitable Business, Boosts Sales Platform and Brings
Energy Efficiency, Project Management and Operational Expertise to Electric City
ELK GROVE VILLAGE, Ill., July 5, 2006 — Electric City Corp. (OTC BB: ELCY ) announced today that it has closed a series of transactions in which it raised gross proceeds of $17,875,000 through the sale of shares of common stock to, among other things, facilitate the closing of its previously announced acquisition of Parke P.A.N.D.A. Corporation (which does business under the name Parke Industries). Park Industries is a Glendora, California energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. Dan Parke, President of Parke Industries, will become the new President and Chief Operating Officer of Electric City.
The combined transactions included the sale of 17,875,000 shares of common stock at $1 per share, the purchase of Parke Industries for $3 million in cash and 5 million shares of Electric City common stock, the conversion of all outstanding Series E Convertible Preferred Stock into 21,648,346 shares of common stock, the retirement of $5,601,418 of Electric City’s outstanding convertible debt and accrued interest and fees due to Laurus Master Fund and its conversion of $1,343,461 into shares of common stock at $1.00 per share.
“We are extremely pleased to have successfully completed the acquisition of Parke Industries,” stated David Asplund CEO of Electric City. “As we previously announced, this acquisition represents a defining transaction and a pivotal moment in our history, providing us with a solid foundation for our future growth and development. We have recapitalized our balance sheet and acquired a fast growing, profitable energy services business led by a management team with extensive industry experience, expertise, contacts, customers, and most importantly, a proven sales methodology and track record that reflects a long history of success. We are also particularly pleased that the majority of the new capital raised was invested by holders of our Series E Convertible Preferred Stock, most of whom have been investors in Electric City for years and three of whom serve on our Board of Directors. This new investment evidences their confidence in our business plan and our expanded management team. We are delighted that Dan Parke, founder and President of Park Industries, has agreed to serve as the President and Chief Operating Officer of Electric City and will now be responsible for overseeing our combined operations. Dan previously built a successful energy services business when energy prices were low and electricity supply was plentiful, and we are confident that given current market conditions, he will help our Company achieve significant growth. Dan will be based in our Glendora, California office and will oversee our combined enterprise of approximately 70 employees of whom 15 are professional sales people operating from offices in key energy sensitive geographic locations including New York, Chicago, Salt Lake City, and San Diego, Glendora, San Jose, and Danville, California. This national footprint will allow Electric City to reach and service a diverse base of local, regional and national customers.
“The Company entered into these transactions knowing that it was critical for Electric City’s future success to expand our business, raise significant capital and restructure our balance sheet in order to take full advantage of current energy market conditions” stated Dick Kiphart, Chairman of the Board of Electric City. “Today, the total U.S. market for energy saving products and technologies for lighting and HVAC systems is estimated to exceed $200 billion. This market is expected to experience double digit growth over many years to come. We believe the Parke acquisition positions us to take full advantage of this market opportunity by quickly becoming a nationally recognized company providing energy saving solutions and energy reduction monitoring and control technologies to government, commercial, industrial and utility customers. This strategy requires us to have adequate financial resources to meet our objectives, and the funds we raised enabled us to retire all of our debt and establish a cash reserve to fund organic growth and potential future acquisitions.

“It is also important for our shareholders to understand that we are not starting from scratch as we look to reshape and grow our business” continued Mr. Asplund. “The Company has gone through some difficult times and a very significant overhaul following the acquisition of Maximum Performance Group last year, management and board of directors’ changes earlier this year and of course this acquisition of Parke Industries. During this period we continued to build new business opportunities, work to expand existing agreements and build alliances and relationships with new and existing customers. Given Dan’s existing knowledge of Electric City through his role as one of our directors, we will have a running start to quickly expand and grow our combined business. Today our collective contractual client list includes some of America’s most sought after customer buyers and utilities. It will be our challenge to begin to leverage those relationships to significantly scale Electric City so that we can quickly become the leading national energy reduction platform public company.”
“We are excited for our shareholders and employees as we begin this new chapter of anticipated growth and prosperity at Electric City,” stated Daniel Parke, Electric City’s new President and Chief Operating Officer. “Today our Company possesses customer relationships with some of the world’s biggest and most demanding corporate and utility enterprises, an extremely skilled management team, a remarkably talented and highly regarded board of directors, a basket of specialized energy savings solutions coupled with leading energy control and monitoring technologies. Perhaps most importantly, our Company today has the most valuable of resources in a talented group of experienced professional salespeople who will be our lifeline to both revenue and future earnings growth. As the new President and COO, and with the help of my management team and employees, we will bring to Electric City a proven formula for successful sales growth by offering customers financial rewards of an energy efficient upgrade and technology utilization. Electric City will no longer be selling the merits of new technologies but will be selling earnings growth, return on capital, greater margins and overall greater financial returns to key decision makers, thus moving our sales process from a technical sale to a financial value proposition. This will allow Electric City to bring scale to our business, deliver long expected sales growth and most importantly build long term value for all of our shareholders,” concluded Mr. Parke.
“Demand has never been greater for energy efficiency solutions. We believe that Electric City is in the right place, at the right time, and with the right team and technologies to capitalize on this demand. In our view, the market drivers have never been better with energy prices at historical highs, legislators passing favorable rules and regulations on a national and state level and utilities paying for demand response and offering considerable incentives and rebates for energy efficiency. As a result, we believe that our shareholders will be rewarded as Electric City builds its national sales platform and becomes a dominant force in defining and extending the power technology industry,” concluded Mr. Asplund.
About Electric City Corp.
Electric City is a developer, manufacturer and integrator of energy savings technologies. Electric City is comprised of three integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Electric City is headquartered in Elk Grove Village, Illinois and is traded on the OTC Bulletin Board under the symbol ELCY. Additional information is available at the Company’s website at http://www.elccorp.com or by calling 847-437-1666.
Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “work toward,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to those risks related to the Company’s failure to complete some of all of the transactions described in this news release. Other risks are referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings.